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                                                                      Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 30, 2001 accompanying the consolidated financial statements included in the Annual Report of FindWhat.com and Subsidiary on Form 10-KSB for the year ended December 31, 2000, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

New York, New York
April 27, 2001